SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549


                               FORM 8-K


                            CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934



  Date of Report (Date of earliest event reported):   August 6, 1999




                    JMB INCOME PROPERTIES, LTD - XI
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)




     Illinois                   0-15966                 36-3254043
-------------------         --------------         --------------------
(State or other)              (Commission          (IRS Employer
 Jurisdiction of             File Number)           Identification No.)
 Organization




         900 N. Michigan Avenue, Chicago, Illinois  60611-1575
         -----------------------------------------------------
                (Address of principal executive office)




  Registrant's telephone number, including area code:  (312) 915-1987
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                         RIVERSIDE SQUARE MALL
                        Hackensack, New Jersey
                        ----------------------



ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS. On August 6, 1999 (the "Closing Date") (pursuant to a purchase agreement dated July 22, 1999 and a side letter dated August 5, 1999), JMB Income Properties, Ltd. - XI (the "Partnership"), an Illinois limited partnership, sold the Riverside Square Mall (the "Property") located in Hackensack, New Jersey. The purchaser, Shopco Advisory Corp., a New York corporation, is not affiliated with the Partnership or its General Partners and the sale price was determined by arm's-length negotiations.

     The sale price of the Property was $59,500,000 and net cash proceeds received from the sale, net of closing costs and the outstanding mortgage note of $34,000,000, was approximately $24,700,000. The Property was 89% occupied at the date of sale. The Property was classified as held for sale as of September 30, 1997, and therefore, has not been subject to continued depreciation as of that date for financial reporting purposes. The sale is expected to result in a gain to the Partnership in 1999 of approximately $8,500,000 for Federal income tax reporting purposes. Because the sale price of the property under negotiation was projected to result in a loss of approximately $9,800,000 for financial reporting purposes, as a matter of prudent accounting practice, the Partnership recognized this amount as a provision for value impairment at June 30, 1999. In addition, in connection with the sale of this property and as is customary in such transactions, the Partnership agreed to certain representations, warranties and covenants with a stipulated survival period which expires July 31, 2000. Although it is not expected, the Partnership may ultimately have some liability under such representations, warranties and covenants, which is limited to actual damages and shall in no event exceed $1,000,000 in the aggregate.

     The Partnership Agreement provides that the General Partners shall receive as a distribution from the sale of a real property by the Partnership amounts equal to the cumulative deferrals of any portion of their 10% cash distribution and 3% of the selling price, and that the remaining proceeds (net after expenses and retained working capital) be distributed 85% to the Limited Partners and 15% to the General Partners. However, notwithstanding such allocations, the Limited Partners shall receive 100% of such net sale proceeds until the Limited Partners (i) have received cash distributions of sale or refinancing proceeds in an amount equal to the Limited Partners' aggregate initial capital investment in the Partnership, (ii) have received cumulative cash distributions from the Partnership's operations which, when combined with sale or refinancing proceeds previously distributed, equal a 7% annual return on the Limited Partners' average capital investment for each year (their initial capital investment as reduced by sale or refinancing proceeds previously distributed) commencing with the first fiscal quarter of 1985 and (iii) have received cash distributions of sale and refinancing proceeds and of the Partnership operations, in an amount equal to the Limited Partners' initial capital investment in the Partnership plus a 10% annual return on the Limited Partners' average capital investment. Since the Limited Partners have not yet received, and are not expected to receive the amounts stipulated in items (i), (ii) and (iii) above, the General Partners are not expected to receive any share of any proceeds from this sale. Therefore, no portion of the proceeds of this sale is distributable to the General Partners.

     The Riverside Square Mall was the Partnership's only remaining asset and, due to its sale, the Partnership intends to wind up its affairs and liquidate by year-end, with a portion of the liquidation proceeds to be deposited in the liquidating trust as described below.

     In connection with the planned liquidation and termination of the Partnership, the Managing General Partner currently intends to cause the formation of a liquidating trust on or before December 31, 1999, in which all of the Partnership's remaining assets, subject to liabilities, will be transferred. The initial trustees of the liquidating trust are expected to be individuals who are officers of the Managing General Partner. Each Holder of Interests in the Partnership would, upon the establishment of the liquidating trust, be deemed to be the beneficial owner of a comparable share of the aggregate beneficial interests in the liquidating trust. It is anticipated that the liquidating trust would permit the realization of substantial cost savings in administrative and other expenses until any residual liabilities (including contingent liabilities) of the Partnership are paid or otherwise determined to be extinguished and any remaining funds are distributed to the beneficial owners of the liquidating trust. The liquidating trust is expected to be in existence for approximately one year, subject to extension under certain circumstances.

     In accordance with the Purchase Agreement, the Partnership or its successor in interest is required to (a) maintain a net worth of net less than $1,000,000 (net of any known liabilities) or (b) establish reserves not less than $1,000,000 in cash or reasonably liquid investments (net of any known liabilities) as of the Closing Date for the purpose of paying any specified liabilities (as defined) during the survival period. These amounts are expected to be transferred to the liquidating trust upon its formation.



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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)   Financial Statements.  Not Applicable.

     (b)   Pro Forma Financial Information - Narrative.

     As a result of the sale of the Property, beyond the date of sale there will be no further rental and other income, property operating expenses, mortgage interest and amortization of deferred expenses recorded for the Property in the consolidated financial statements of the Partnership, which for the Partnership's most recent fiscal year (the year ended December 31, 1998) were $12,819,495, $7,189,436, $2,741,140 and $716,363, respectively.
Rental and other income, property operating expenses, mortgage interest and amortization recorded for the Property were $6,296,904, $3,460,476, $1,131,395 and $338,468, respectively, for the six months ended June 30, 1999. Also, as a result of the sale of the Property, there are no further assets and liabilities related to the Property, which at June 30, 1999 consisted of land and building and improvements (net of accumulated depreciation and provision for value impairment) of approximately $53,214,000; rents and other receivables of approximately $1,515,000; prepaid expenses of approximately $18,000; deferred expenses of approximately $4,047,000; long-term debt of $34,000,000; accounts payable and other current liabilities of approximately $294,000; accrued interest of approximately $177,000; and security deposits of approximately $83,000.

     (c)   Exhibits.

           10.1 Purchase Agreement between JMB Income Properties, Ltd. - XI and Shopco Advisory Corp., dated July 22, 1999.



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                              SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            JMB INCOME PROPERTIES, LTD. - XI

                            By:   JMB Realty Corporation
                                  Managing General Partner


                                  By:  GAILEN J. HULL
                                       ----------------------
                                       Gailen J. Hull
                                       Senior Vice President






Dated: August 20, 1999